EXECUTION COPY

                          AMENDMENT TO RIGHTS AGREEMENT

            THIS AMENDMENT, dated as of June 23, 1997, is between INTEGON CORPORATION, a Delaware corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, (the "Rights Agent").

                                    RECITALS

            The Company and the Rights Agent are parties to a Rights Agreement dated as of January 22, 1997 (the "Rights Agreement").

            General Motors Acceptance Corporation, a New York corporation, and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a wholly owned direct or indirect subsidiary of Parent ("Merger Sub") will merge with and into the Company and all the Company Common Stock will be converted into the right to receive an amount of cash equal to the Common Stock Price Per Share and all of the Company Convertible Preferred Stock will remain outstanding (the "Merger"). The Board of Directors of the Company has approved the Merger Agreement and the Merger. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

            Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

      Accordingly, the parties agree as follows:

            1. AMENDMENT OF SECTION 1(A). Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, neither Parent nor Merger Sub, nor any Affiliate or Associate of Parent or Merger Sub, shall be deemed to be an Acquiring Person solely by virtue of
      (i) the execution and delivery of the Merger Agreement, (ii) becoming the Beneficial Owner of Company Common Stock (as defined in the Merger Agreement) pursuant to the Merger Agreement, or (iii) the consummation of the Merger or the other transactions contemplated in the Merger Agreement."

            2.   ADDITIONS TO SECTION 1.  The following subsections are added to
Section 1 of the Rights Agreement at the end thereof:

      "(z) 'Merger' shall mean the consummation of the transaction pursuant to which the Merger Sub will merge with and into the Company and all the Company Common Stock will be converted into the right to receive an amount of cash.

      (aa) 'Merger Agreement' shall mean the Agreement and Plan of Merger dated as of June 23, 1997, between Parent and the Company, as amended from time to time.



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      (ab) 'Merger Sub' shall mean a Delaware corporation, wholly owned direct or indirect subsidiary of Parent, or any other subsidiary of Parent that is substituted for Merger Sub pursuant to the Merger Agreement.

      (ac) 'Parent' shall mean General Motors Acceptance Corporation, a New York corporation."


            3. AMENDMENT OF SECTION 3(A). Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution and delivery of the Merger Agreement, (ii) Parent or Merger Sub, or any Affiliate or Associate of Parent or Merger Sub, becoming the Beneficial Owner of Company Common Stock (as defined in the Merger Agreement) pursuant to the Merger Agreement or (iii) the consummation of the Merger or the other transactions contemplated in the Merger Agreement."

            4. AMENDMENT OF SECTION 7(A). Section 7(a) of the Rights Agreement is amended by:

                  (1) deleting the term "or" from clause (ii) replacing it with ",",

                  (2)   inserting the following after clause (iii):

            "or (iv) the Effective Time, as that term is defined in the Merger Agreement" and

                  (3) deleting the final parenthetical phrase and inserting the following in its place:

            "(the earliest of the times described in clauses (i), (ii), (iii) and (iv) above being herein referred to as the "Expiration Date")

            5. AMENDMENT OF SECTION 13. Section 13 of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, (i) the execution of the Merger Agreement, (ii) Parent or Merger Sub, or any Affiliate or Associate of Parent or Merger Sub, becoming the Beneficial Owner of Company Common Stock (as defined in the Merger Agreement) pursuant to the Merger Agreement or (iii) the consummation of the Merger or the other transactions contemplated in the Merger Agreement


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      shall not be deemed to be a Section 13 Event and shall not cause the
      Rights to be adjusted or exercisable in accordance with Section 13."

            6. EFFECTIVENESS. This Amendment shall be deemed effective as of June 23, 1997 as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

            7. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

            EXECUTED as of the date set forth above.


Attest:                                   INTEGON CORPORATION


By: /s/ John B. Yorke                     By: /s/ John B. McKinnon
   ---------------------------------         ----------------------------------

Name:  John B. Yorke                      Name:  John B. McKinnon
Title: Secretary                          Title: President and Chief Executive
                                                 Officer

                                          FIRST CHICAGO TRUST COMPANY OF
Attest:                                   NEW YORK


By: /s/                                   By: /s/ Laurence A. Woods
   ---------------------------------         ----------------------------------

Name:                                     Name:  Laurence A. Woods
Title: Assist. Vice President             Title: Vice President